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                                                                     EXHIBIT 4.8


                             TECHNEST HOLDINGS, INC.

                          CERTIFICATE OF DESIGNATION OF
                      SERIES C CONVERTIBLE PREFERRED STOCK

                     NEVADA REVISED STATUTES SECTION 78.1955


         Technest Holdings, Inc., a Nevada corporation (the "COMPANY"), certifies by and through its undersigned President or Vice-President and Secretary or Assistant Secretary that the Board of Directors of the Company, pursuant to Nevada Revised Statutes Section 78.1955 and Article IV, Section 2 of the Restated Articles of Incorporation of the Company, has adopted a resolution establishing a series of the Company's authorized preferred stock designated as Series C Convertible Preferred Stock (the "SERIES C PREFERRED STOCK").

         The number of shares of the Series C Preferred Stock which the Company is authorized to issue is 1,149,425.

         The voting powers, designations, preferences, limitations, restrictions and relative rights of the Series C Preferred Stock are set forth in the Unanimous Consent of the Directors of Technest Holdings, Inc. set forth in EXHIBIT A attached hereto and made a part hereof.

         In witness whereof, the undersigned have executed this Certificate of Designation as of the 11th day of February, 2005.

                                                 TECHNEST HOLDINGS, INC.




                                                 By:____________________________

                                                 Name:

                                                 Title:

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                                                                      EXHIBIT A
                                                                      ---------


                   UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS

                                       OF

                             TECHNEST HOLDINGS, INC.

                                       TO

                         ACTIONS TAKEN WITHOUT A MEETING

         Pursuant to Section 78.315 of the Nevada Revised Statutes and Article IV, Section 2 of the Restated Articles of Incorporation (the "RESTATED ARTICLES OF INCORPORATION") of Technest Holdings, Inc., a Nevada corporation (the "COMPANY"), the undersigned, being all of the directors (the "DIRECTORS") of the Company, hereby take the following actions by unanimous written consent (this "CONSENT") in lieu of a meeting of the Directors, as set forth in the following resolutions, such resolutions setting forth the designations, powers, preferences and rights of the Company's Series C Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"):

         WHEREAS, the Directors desire to establish and designate a series of shares of preferred stock of the Company and to fix and determine the designation, number, voting powers, preferences, limitations, restrictions and relative rights thereof in accordance with the following resolutions;

         NOW, THEREFORE, be it hereby:

         RESOLVED: That the Company shall be, and hereby is, authorized to issue up to 1,149,425 shares of a series of the preferred stock, $0.001 par value per share, of the Company with the following voting powers, designation, preferences, limitations, restrictions and relative rights (the "SERIES C PREFERRED STOCK"):

         1. DIVIDENDS. The Series C Preferred Shares shall not bear any dividends except as provided herein.

         2. CONVERSION OF SERIES C PREFERRED SHARES. A person or entity holding shares of Series C Preferred Stock (a "HOLDER") shall have the following conversion rights:

                  (a) CONVERSION RIGHT. subject to the limitation set forth in
SECTION 2(B) and subject to the availability of sufficient authorized shares of Common Stock for issuing at conversion, each share of Series C Preferred Stock (a "SERIES C PREFERRED SHARE") shall be convertible, at the option of the Holder thereof at the office of the Company or any transfer agent for the Series C Preferred Stock, into such number of fully paid and nonassessable shares of the Company's common stock, $.001 par value per share ("COMMON STOCK"), rounded downward to the nearest whole share in accordance with SECTION 2(E) below, and


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as is determined by dividing $2.175 by the Series C Conversion Price (as defined below) in effect at the time of conversion. The "SERIES C CONVERSION PRICE" shall initially be equal to $.0102993. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

                  (b) CONVERSION RESTRICTIONS. In no event shall any Holder be entitled to convert Series C Preferred Shares if such conversion would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates (including, but not limited to, any person who may be deemed an affiliate for purposes of aggregation under Rule 144(e) promulgated under the Securities Act of 1933, as amended) to exceed 4.999% of the outstanding shares of the Common Stock following such conversion. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. By written notice to the Company, a holder may waive the provisions of this SECTION 2(B) as to itself but any such waiver will not be effective until the 65th day after delivery thereof and such waiver shall have no effect on any other holder PROVIDED THAT, in no event shall the number of shares of Common Stock that may be acquired by a holder and its affiliates (including, but not limited to, any person who may be deemed an affiliate for purposes of aggregation under Rule 144(e) promulgated under the Securities Act of 1933, as amended) exceed 9.999% of the outstanding shares of the Markland Common Stock following such conversion.

                  (c) CERTAIN ADJUSTMENTS AND OTHER EVENTS. The Series C Conversion Price will be subject to adjustment from time to time as provided in this SECTION 2(C).

                           (i) ADJUSTMENTS FOR SUBDIVISIONS OR COMBINATIONS OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividend, reclassification or otherwise, into a greater number of shares of Common Stock or the Company shall declare a dividend payable in any right to acquire Common Stock for no consideration, the Series C Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated by reclassification or otherwise into a lesser number of shares of Common Stock, the Series C Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                           (ii) ADJUSTMENTS FOR STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. In the event the Company makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding repurchases of securities by the Company not made on a PRO RATA basis) payable in property or in securities of the Company other than shares of Common Stock, and other than as otherwise adjusted for in this SECTION 2(C)(I), (III) OR (IV), in connection with a dividend, then and in each such


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                           event the Holders of the Series C Preferred Stock
                           shall receive, at the time of such distribution, the amount of property or the number of securities of the Company that they would have received had their Series C Preferred Shares been converted into Common Stock on the date of such event.

                           (iii) ADJUSTMENTS FOR REORGANIZATION,
                           RECLASSIFICATIONS OR SIMILAR EVENTS. If the Common Stock shall be changed into shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in SECTIONS 2(C)(I)), referred to herein as an "ORGANIC Change", then the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification or other event, be proportionately adjusted so that each Series C Preferred Share shall thereafter be convertible into such number of shares of such other class or classes of stock as the number of shares of Common Stock of the corporation deliverable upon conversion of such Series C Preferred Share immediately before such reorganization, reclassification or other event would have become in connection with such reorganization, reclassification or other event.

                           (iv) SPIN OFF. If, at any time prior to a Conversion Date, the Company consummates a spin off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "SPIN OFF") in which the Company does not receive just compensation for such business, operations or assets, but causes securities of another entity (the "SPIN OFF SECURITIES") to be issued to security Holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Series C Preferred Shares outstanding on the record date (the "RECORD DATE") for determining the amount and number of Spin Off Securities to be issued to security Holders of the Company been converted as of the close of business on the trading day immediately before the Record Date (the "RESERVED SPIN OFF SHARES"), and (ii) to be issued to the Holder on the conversion of all or any of the outstanding Series C Preferred Shares, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (a) the numerator is the principal amount of the outstanding Series C Preferred Shares then being converted, and (b) the denominator is the principal amount of all the outstanding Series C Preferred Shares.

                           (v) NOTICES.


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                                    (1) Immediately upon any adjustment, the
                                    Company will give written notice thereof to each Holder of Series C Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                    (2) The Company will give written notice to each Holder of Series C Preferred Shares at least ten (10) days prior to the date on which the Company closes its books or sets a record date (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to Holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                                    (3) The Company will also give written
                                    notice to each Holder of Series C Preferred
                                    Shares at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

                  (d) MECHANICS OF CONVERSION.

                           (i) HOLDER'S DELIVERY REQUIREMENTS. To convert Series C Preferred Shares into full shares of Common Stock on any date (the "CONVERSION DATE"), the Holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as ANNEX A (the "CONVERSION NOTICE") to the Company or its designated transfer agent for the Series C Preferred Stock (the "TRANSFER AGENT"), and
                           (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series C Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.

                           (ii) COMPANY'S RESPONSE. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five (5) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account at The Depository Trust Company.


                                      -5-
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                           (iii) RECORD HOLDER. The person or persons entitled
                           to receive the shares of Common Stock issuable upon a conversion of Series C Preferred Shares shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Conversion Date.

                  (e) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series C Preferred Shares by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share.

                  (f) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series C Preferred Shares.

                  (g) CANCELLATION OF SERIES C PREFERRED STOCK. If any shares of Series C Preferred Stock are converted pursuant to this Certificate of Designations, the shares so converted shall be cancelled and shall return to the status of authorized, but unissued preferred stock of no designated series.

         3. REISSUANCE OF CERTIFICATES. In the event of a conversion pursuant to this Certificate of Designations of less than all of the Series C Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Series C Preferred Shares a Preferred Stock Certificate representing the remaining Series C Preferred Shares which have not been so converted or redeemed.

         4. RESERVATION OF SHARES. The Company shall use its best efforts to effect a reverse split of its outstanding shares of Common Stock sufficient to provide for conversion of the Series C Preferred Shares. After such reverse split, so long as any of the Series C Preferred Shares are outstanding, the Company shall reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to affect the conversion of all of the Series C Preferred Shares then outstanding.

         5. VOTING RIGHTS. The Series C Shares shall have no voting rights except as otherwise provided in SECTION 9 or as required by the Chapter 78 of the Nevada Revised Statutes.

         6. LIQUIDATION PREFERENCE.

                  (a) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, and after payment in full has been made the holders of senior securities of the


                                      -6-
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full amounts to which they shall be entitled by reason of their ownership of the senior securities, the Holders of the Series C Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any assets or funds of the Company to the holders of the Common Stock by reason of their ownership thereof, an amount per Series C Preferred Share equal to $2.175 (such sum being referred to as the "LIQUIDATION VALUE"); PROVIDED THAT, if the assets and funds of the Company legally available for distribution to stockholders by reason of their ownership of the stock of this Company shall be insufficient to permit the payment to the Holders of the Series C Preferred Stock of the aggregate Liquidation Value which they would otherwise be entitled to receive, plus all amounts due to holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series C
Preferred Stock for purposes of preference in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company ("PARI PASSU SHARES"), then the entire assets and funds of the Company legally available for distribution to the holders of the Series C Preferred Shares and the Pari Passu Shares shall be distributed ratable among the holders of the Series C Preferred Stock and the Pari Passu Shares in proportion to the aggregate assets or funds of the Company each holder of the Series C Preferred Shares or Pari Passu Shares would receive based on their ownership of such shares if there were an amount of assets or funds of the Company legally available to pay the full liquidation preference due to the holders of the Series C Preferred Shares and the Pari
Passu Shares by reason of their ownership thereof. The purchase or redemption by the Company of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No Holder of Series C Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

                  (b) RANK. The Series C Preferred Stock shall rank (i) senior to Company's Common Stock, (ii) Pari Passu with the Company's Series A Convertible Preferred Stock, (iii) Pari Passu to the Company's Series B Preferred Stock.

         7. PREFERRED RATE. All shares of Common Stock shall be of junior rank to all Series C Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Company. Without the prior express written consent of the Holders of not less than a majority of the then outstanding Series C Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or make any resolution of the board of directors with the Nevada Secretary of State containing any provisions, which would materially and adversely affect or otherwise impair the rights or relative priority of the Holders of the Series C Preferred Shares relative to the Holders of the Common Stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series C Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.


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         8. RESTRICTION ON DIVIDENDS. If any Series C Preferred Shares are
outstanding, without the prior express written consent of the Holders of not less than a majority of the then outstanding Series C Preferred Shares, the Company shall not, directly or indirectly, declare, pay or make any dividends or other distributions upon any of the Common Stock, unless written notice thereof has been given to Holders of the Series C Preferred Shares at least 10 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this SECTION 8 shall not prohibit the Company from declaring and paying a dividend in cash with respect to the Common Stock so long as the Company: (i) pays simultaneously to each Holder of Series C Preferred Shares an amount in cash equal to the amount such Holder would have received had all of such Holder's Series C Preferred Shares been converted to Common Stock pursuant to SECTION 2 hereof one business day prior to the record date for any such dividend.

         9. VOTE TO CHANGE THE TERMS OF SERIES C PREFERRED SHARES. Except as provided in SECTION 7 above, the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting of the Holders of not less than a majority of the then outstanding Series C Preferred Shares, shall be required for any change, modification or amendment to this Certificate of Designations or any waiver of any right of the Series C Preferred Shares or any amendment to the Company's Restated Articles of Incorporation if such amendment would materially and adversely affect the rights, preferences or privileges of the Series C Preferred Shares.

         10. LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificate representing Series C Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking, in form and substance reasonably satisfactory to the Company, by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of the preferred stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, that, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Series C Preferred Shares into Common Stock.


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                                     ANNEX A

                             TECHNEST HOLDINGS, INC.

                                CONVERSION NOTICE


         Reference is made to the Certificate of Designations, Preferences and Rights of Technest Holdings, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, $.001 par value per share ("SERIES C PREFERRED SHARES"), of Technest Holdings, Inc., a Nevada corporation (the "COMPANY"), indicated below into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), by tendering the stock certificate(s) representing the share(s) of Series C Preferred Shares specified below as of the date specified below.

         The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series C Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "ACT"), or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Act.

         Please confirm the following information:

                       Date of Conversion:

                       ________________________________________



                       Number of Series C Preferred Shares to be converted

                       ________________________________________



                       Stock certificate no(s). of Series C Preferred Shares to be converted:

                       ________________________________________



                       Number of shares of Common:

                       ________________________________________


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Please issue the Common Stock into which the Series C Preferred Shares are being converted in the following name and to the following address:


                       Issue to(1):

                       ________________________________________

                       Facsimile Number:_______________________



                       Authorization:



                       ________________________________________

                       By:_____________________________________

                       Title:__________________________________

                       Date:___________________________________



ACKNOWLEDGED AND AGREED:



TECHNEST HOLDINGS, INC.



By: _________________________________

Name: _______________________________

Title: ______________________________

Date: ___________________



----------------
(1) If other than to the record Holder of the Series C Preferred Shares, any applicable transfer tax must be paid by the undersigned.


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